                                                                  EXHIBIT 10.19

                 AVONDALE MILLS, INC.
[LOGO]           P.0. BOX 1109
                 MONROE, GEORGIA 30655
                 404-267-2226

G. STEPHEN FELKER
Chairman and
Chief Executive Officer

                                        December 6, 1994


Mr. G. Stephen Felker
800 Belle Mead Road
Monroe, Georgia 30655

Dear Stephen:

         When the phantom stock program was adopted in fiscal 1990, the objective of the Board of Directors was to provide long term incentives to management which parallel the economic interests of Avondale's shareholders. Although the phantom stock units do not represent actual shares of equity in Avondale, their grant does represent a significant financial commitment by the shareholders to allow key members of management an opportunity to participate in the growth of the Company.

         In my letters granting the phantom stock units, the value of a phantom stock unit was defined to be 0.002% of Avondale's equity value, as determined by a specific formula (five times annualized EBDLIT for the past ten fiscal quarters plus cash minus debt). Since this approach uses a fixed percentage of calculated equity instead of an equivalent number of phantom shares, substantial dilution or accretion in the value of a phantom stock unit may be created by stock-related transactions while the value of a share of common stock may not be affected similarly. As an example of the potential dilution, the March 1994 leveraged purchase of common stock shares from CS First Boston and Metropolitan Life Insurance Company produced a nearly 40% decline in the calculated value of a phantom stock unit (see Schedule A).

         To ensure that the original objective of the phantom stock program is achieved, the Board of Directors has approved an amendment to the provisions of the program such that the value of a phantom stock unit will be determined using phantom shares. The number of phantom shares per phantom stock unit will be defined as 0.002% of the total number of shares of common stock of Avondale (AM Acquisition, Inc.) outstanding at September 1, 1989, including the phantom shares. The number of phantom shares so calculated at September 1, 1989 will be adjusted for any subsequent stock splits or stock dividends, such as the August 27, 1993 merger and stock dividend (see Schedule B). As a result, this approach begins with the same value established at September 1, 1989 using 0.002% of calculated equity but allows the value per phantom stock unit to "float" with the actual number of shares outstanding and eliminates the undesired dilution or accretion

Mr. G. Stephen Felker
December 6, 1994
Page 2



in value. Again as an example, the dilution caused by the leveraged stock purchase is virtually eliminated by using the phantom share calculation (see Schedule C).

       All 150 phantom stock units awarded to you are subject to the terms and conditions set forth in my letters of March 15, 1990 and July 20, 1992, copies of which are enclosed for your reference. To execute the amendment described above, Section 2 of the terms and conditions set forth in my letter of March 15, 1990 is hereby restated and replaced in its entirety with the following:

         2.      VALUE OF PHANTOM STOCK UNITS

                 The value of each phantom stock unit on any date (the "valuation date") will be equal to the "Equity Value of the Company Per Share" multiplied by 398.606 phantom shares. The "Equity Value of the Company Per Share", as determined by Avondale, shall be equal to the sum of "EBDLIT" times five, plus "Balance Sheet Adjustments", divided by the sum of the total number of shares of Avondale Incorporated Class A and Class B common stock outstanding on the valuation date plus 398,606 phantom shares.

                 Avondale defines EBDLIT as the consolidated earnings of Avondale and its subsidiaries before depreciation, amortization, LIFO inventory adjustments, interest and income taxes, for the ten fiscal quarters immediately preceding such date, divided by 2.5. Avondale defines Balance Sheet Adjustments as an amount, which may be positive or negative, equal to the consolidated cash, cash equivalents and short term investments of Avondale and its subsidiaries minus the consolidated debt of Avondale and its subsidiaries, determined as of the final day of the last fiscal period for which financial statements were prepared and that immediately precedes the valuation date.



         All other terms and conditions contained in my letters granting your 150 phantom stock units remain in full force and effect.

Mr. G. Stephen Felker
December 6, 1994
Page 3



         If you have any questions regarding this amendment, please direct them to Jack Altherr or me. As noted in previous correspondence, due to the relatively few key associates participating in the program, we ask that you recognize the need for confidentiality.

         Please indicate your understanding and acceptance of the above amendment by signing and returning the enclosed copy of this letter to me.


                                            Very truly yours,

                                            /s/ Stephen
                                            -----------
                                            Stephen


Acknowledged and accepted:

/s/ G. Stephen Felker
- ----------------------------------
G. Stephen Felker

Date: 12-12-94
     -----------------------------

AVONDALE MILLS, INC.                                                Schedule A
VALUE OF PHANTOM STOCK UNIT
(Using two percent of calculated equity value)





                                                                                      2nd Quarter       3rd Quarter
                                                                                        FY 1994           FY 1994
                                                                                      -----------       -----------
                   Annualized cash flow - EBDLIT                                      $88,024,754      $ 86,433,972
                   (past 10 fiscal quarters)

                   Valuation multiple                                                        5.00              5.00
                                                                                      -----------      ------------
                                                                                      440,123,770       432,169,860

                   Cash                                                                   372,287         1,411,191
                   Debt                                                               (42,950,000)     (204,330,590)
                                                                                      -----------      ------------
                   Calculated equity value                                            397,546,057       229,250,461
                   (per formula)

                   % equity per phantom stock unit                                         0.0020%           0.0020%
                                                                                      -----------      ------------

                   Value of phantom stock unit                                        $     7,951      $      4,585
                                                                                      ===========      ============

AVONDALE MILLS, INC.                              Schedule B
CALCULATION OF PHANTOM SHARES



                                                        Shares           % Shares
                                                     ------------        --------
Shares outstanding at 9/l/89
(AM Acquisition, Inc.)
     First Boston                                        185.7200         15.73%
     Metropolitan Life                                   368.2800         31.19%
     John Maypole                                          4.0000          0.34%
     Walton Monroe                                       501.0000         42.43%
     Stephen Felker                                       58.0000          4.91%
     Class B                                              40.2083          3.41%
                                                     ------------        ------
                                                       1,157.2083         98.00%
Calculated phantom shares
(AM Acquisition, Inc.)                                    23.6165          2.00%
                                                     ------------        ------
                                                       1,180.8248        100.00%
                                                     ============        ======

Calculated phantom shares
(AM Acquisition, Inc.)                                    23.6165

Factor for merger with Walton Monroe                      67.5131
                                                     ------------
                                                       1,594.4240

Factor for stock dividend                                250.0000
                                                     ------------
Phantom shares                                       398,605.9976
                                                     ============

Avondale Incorporated - August 1, 1994

Class A shares outstanding                             10,089,811         87.99%
Class B shares outstanding                                978,939          8.54%
                                                     ------------        ------
Total common shares                                    11,068,750         96.52%

Phantom shares                                            398,606          3.48%
(whole shares)                                       ------------        ------
                                                       11,467,356        100.00%
                                                     ============        ======

AVONDALE MILLS, INC.                                                  Schedule C
VALUE OF PHANTOM STOCK UNIT
(Using calculated equity value per phantom share)



                                                                   2nd Quarter       3rd Quarter
                                                                     FY 1994           FY 1994
                                                                   -----------       -----------
Annualized cash flow - EBDLIT                                     $ 88,024,754      $ 86,433,972
(past 10 fiscal quarters)

Valuation multiple                                                        5.00              5.00
                                                                  ------------      ------------
                                                                   440,123,770       432,169,860

Cash                                                                   372,287         1,411,191
Debt                                                               (42,950,000)     (204,330,590)
                                                                  ------------      ------------
Calculated equity value                                            397,546,057       229,250,461
(per formula)

Total number of shares                                              20,880,436        11,467,356
(including phantom shares)                                        ------------      ------------

Calculated equity value per share                                 $      19.04      $      19.99

Phantom shares per unit                                                398,606           398,606
                                                                  ------------      ------------
                                                                  $      7,589      $      7,969
                                                                  ============      ============

                 AVONDALE MILLS, INC.
[LOGO]           P.0. BOX 1109
                 MONROE, GEORGIA 30655
                 404-267-2226

G. STEPHEN FELKER
Chairman and
Chief Executive Officer

                                 July 20, 1992


Mr. G. Stephen Felker
800 Belle Meade Road
Monroe, Georgia 30655

Dear Stephen:

   This letter amends the grant of phantom stock units awarded to you by my letter of March 15, 1990, a copy of which is attached for your reference. Effective this date, your grant is increased by 50 phantom stock units, bringing your total award to 150 phantom stock units.

   All 150 phantom stock units awarded to you are subject to the terms and conditions set forth in my March 15, 1990 letter. Accordingly, your interest in your 150 phantom stock units will vest at five percent per year for each full and uninterrupted year that you continue to work for Avondale after August 31, 1989. Should you remain so employed, you will become fully vested on August 31, 2009. Payment in the form of ten annual installments will begin upon your 65th birthday assuming you retire at that time.

   In addition, your interest in your 150 phantom stock units will become fully vested in the event you die before your employment with Avondale terminates. Your vested value will be computed as of the date of your death and paid to your beneficiary in a single lump sum.

   If you should have any questions regarding the terms of the grant, please direct them to Richard Monk, Jack Altherr or me. Because relatively few key associates participate in the program, I request that you recognize the need for confidentiality.

                                        Very truly yours,


                                        /s/ Stephen Felker
                                        ------------------
                                        Stephen Felker




GSF/lj

                 AVONDALE MILLS,INC.
   [LOGO]        P.0. BOX 1109
                 MONROE, GEORGIA 30655
                 404-267-2226

G. STEPHEN FELKER
Chairman and
Chief Executive Officer

                                 March 15, 1990





Mr. G. Stephen Felker
800 Belle Meade Road
Monroe, Georgia 30655

Dear Stephen:

         Avondale's continued success depends upon the superior performance of all of its associates working together as a team. To make the relationship mutually beneficial, there is a system of rewards in place, including compensation, profit sharing and other benefits as well as attractive and safe working environments and, at certain management levels, performance incentives.

         An additional opportunity for reward is now being offered to you and a few key associates. The program involves the grant of phantom stock units which effectively provides equity participation in the growth of the company. The program will not replace or detract from existing benefits.

         While the phantom stock units do not represent actual shares of equity in Avondale and therefore do not carry voting and other rights associated with stock ownership, their grant nonetheless represents substantial financial recognition by the company's shareholders of the importance and role played by key associates.

         Please review carefully the following terms and conditions of your grant of phantom stock units. As questions arise, please direct them to John Hudson, Jack Altherr or me. Because relatively few key associates will participate in the program, I request that you recognize the need for confidentiality.

1.       GRANT OF PHANTOM STOCK UNITS

         Your participation in the program will take the form of a grant, effective September 1, 1989, of 100 "phantom stock units". A phantom stock unit is simply a bookkeeping measure which represents your vested and nonvested interest in the value of the company (as defined in section 2).

2.       VALUE OF PHANTOM STOCK UNITS

         The value of each phantom stock unit on any date will be 0.002% of an amount, which shall be determined by Avondale, equal to "EBDLIT" times five, plus "Balance Sheet Adjustments". Avondale defines EBDLIT as the consolidated earnings of Avondale and its subsidiaries before depreciation, amortization, LIFO inventory adjustments, interest and income taxes, for the ten fiscal quarters immediately preceding such date, divided by 2.5. Avondale defines Balance Sheet Adjustments as an amount, which may be positive or negative, equal to the consolidated cash, cash equivalents and short term investments of Avondale and its subsidiaries minus the consolidated debt of Avondale and its subsidiaries, determined as of the final day of the last fiscal period for which financial statements were prepared and that immediately precedes the date such amount is determined.

3.       VESTING OF PHANTOM STOCK UNITS

         Your vested interest in your phantom stock units will increase (subject to section 7) at the rate of five percent per year for each full and uninterrupted year that you continue to work for Avondale after August 31, 1989.

         You also will (subject to section 7) become fully vested in your phantom stock units if you die before your employment by Avondale terminates.

         Finally, you will forfeit your entire interest in your phantom stock units (whether or not vested under this section 3) if you engage in any actions described under section 7.

4.       PAYMENT AT RETIREMENT

         Avondale will compute and pay the value of your vested interest in your phantom stock units to you in cash beginning as of your "Normal Payment Date", which will be the date you reach age 65 or, if later, the date your employment by Avondale terminates. Your payment will be made with interest in ten equal annual installments, calculated as an annuity payable on your Normal Payment Date and on the first nine anniversaries of your Normal Payment Date using an interest rate equal to the one year Treasury Bill rate which Avondale deems in effect on your Normal Payment Date.

5.       TERMINATION OF EMPLOYMENT

         If your employment with Avondale terminates (for any reason whatsoever except death) before your Normal Payment Date, further vesting will cease and Avondale will compute the value of your vested interest in your phantom stock units as of your termination date. The value of your vested interest in your phantom stock units, as so determined and without further increase, shall be paid to you beginning on your Normal Payment Date; that is, no further appreciation or depreciation in the value of the phantom stock units nor any crediting of interest will occur after your employment terminates. Beginning with your Normal Payment Date, payment will be made in ten equal annual installments, as if you retired, in accordance with section 4 using the value of your vested interest in your phantom stock units as calculated at termination and the one year Treasury Bill rate which Avondale deems in effect on your Normal Payment Date.

6.       DEATH BENEFIT

         If you die before your employment with Avondale terminates, you will become fully vested in your phantom stock units in accordance with section 3. Avondale will compute the value of your phantom stock units as of the date of your death in accordance with section 2 and pay such amount to your beneficiary.

         If you die after your employment with Avondale terminates but before your Normal Payment Date, Avondale will pay to your beneficiary the value of your vested interest in your phantom stock units as calculated under section 5.

         If you die after your Normal Payment Date, Avondale will calculate the present value (discounted to the date of your death using the one year Treasury Bill rate which Avondale deems in effect on your Normal Payment Date) of any unpaid annual installments established under section 4 and pay such amount to your beneficiary.

         Any death benefit payment to your beneficiary under this section 6 will be made in lump sum in cash within 90 days after the date of your death.

         Please complete and return the attached beneficiary designation form to the corporate secretary. If you fail to designate a beneficiary for your interest in your phantom stock units (or your beneficiary fails to survive you), Avondale will treat your estate as your beneficiary for your interest in your phantom stock units. You can change your beneficiary at any time by returning a new beneficiary designation form to the corporate secretary, and such change will be effective on the date the new beneficiary designation form is received by the corporate secretary.

7.       FORFEITURE OF BENEFITS

         If, in Avondale's opinion, you either (a) compete directly or indirectly with Avondale or (b) engage in any actions or make any statements which are detrimental to Avondale's best interests, at any time while you are employed by Avondale or before the end of the five year period following your termination of employment with Avondale, you will forfeit your entire vested and nonvested interest in your phantom stock units.

8.       AMENDMENT/TERMINATION

         This letter sets forth the terms and conditions of this program in their entirety. Avondale reserves the right to amend the terms and conditions of this program from time to time or to terminate this program at any time and for any reason whatsoever. However, Avondale will not amend retroactively the formula outlined in section 2 for valuing phantom stock units or the rate at which you vest in such units under section 3 (other than the forfeiture conditions).

         No action to amend or terminate this program shall be effective unless such action is set forth in writing and signed by me or my successor as Chief Executive Officer of Avondale.

         If this program is terminated, Avondale will compute and pay your vested interest in your phantom stock units in accordance with section 5 as if your employment by Avondale had terminated on the date Avondale terminated this program.

9.       NOT A CONTRACT OF EMPLOYMENT

         You are an employee at will and you may terminate your employment, or your employment may be terminated by Avondale, at any time without notice. Nothing in this grant of phantom stock units shall give you any right to continue your employment with Avondale or shall limit in any way Avondale's right to terminate your employment, or your right to terminate your employment, at any time, without regard to the effect of such termination on this grant.

10.      NON-TRANSFERABILITY/CONSTRUCTION

         You may not alienate, assign, transfer or otherwise encumber your interest in your phantom stock units and any action to do so shall be treated as a violation of your grant and shall not be binding on Avondale or this program. The terms and conditions of this program shall be construed in accordance with the laws of Alabama to the extent such laws are not preempted by ERISA.

11.      SOURCE OF BENEFITS

         All benefits payable to you pursuant to this grant of phantom stock units will be paid from the general assets of Avondale, and the status of your claim for benefits shall be the same as the status of a claim against Avondale by any general and unsecured creditor. No assets of Avondale whatsoever shall be earmarked or otherwise set aside or encumbered in any manner whatsoever to pay any benefit payable to you pursuant to this grant. Further, you shall have no right to look to any officer, director, employee or agent of Avondale in his individual capacity for payment of any such benefits whatsoever.


                                          Very truly yours,

                                          /s/ Stephen Felker
                                          ------------------
                                          Stephen Felker



GSF/lj

AVONDALE MILLS, INC.

ASSOCIATE:                                                       FELKER, STEPHEN
PHANTOM STOCK UNITS:                                                        150
ESTIMATED VALUE ON SEPTEMBER 1, 1992:                                  $754,500

================================================================================

VESTING AND POTENTIAL VALUE:

                                                                  ----------------------------
                                                                           VALUE OF UNITS
                ------------------------------------------------------------------------------
                 FISCAL              AGE           %                  IF 5%            IF 10%
                  YEAR               9/1         VESTED               GROWTH           GROWTH
                ------------------------------------------------------------------------------
                  1992                40         15.0%                754,500          754,500
                  1993                41         20.0%                792,225          829,950
                  1994                42         25.0%                831,836          912,945
                  1995                43         30.0%                873,428        1,004,240
                  1996                44         35.0%                917,099        1,104,663
                  1997                45         40.0%                962,954        1,215,130
                  1998                46         45.0%              1,011,102        1,336,643
                  1999                47         50.0%              1,061,657        1,470,307
                  2000                48         55.0%              1,114,740        1,617,338
                  2001                49         60.0%              1,170,477        1,779,072
                  2002                50         65.0%              1,229,001        1,956,979
                  2003                51         70.0%              1,290,451        2,152,677
                  2004                52         75.0%              1,354,974        2,367,944
                  2005                53         80.0%              1,422,722        2,604,739
                  2006                54         85.0%              1,493,858        2,865,212
                  2007                55         90.0%              1,568,551        3,151,734
                  2008                56         95.0%              1,646,979        3,466,907
                  2009                57        100.0%              1,729,328        3,813,598
                  2010                58        100.0%              1,815,794        4,194,958
                  2011                59        100.0%              1,906,584        4,614,453
                  2012                60        100.0%              2,001,913        5,075,899
                  2013                61        100.0%              2,102,009        5,583,489
                  2014                62        100.0%              2,207,109        6,141,837
                  2015                63        100.0%              2,317,465        6,756,021
                  2016                64        100.0%              2,433,338        7,431,623

               ANNUAL PAYMENT:
               10 YEAR ANNUITY @ 8.5%                                 341,806        1,043,905


================================================================================
NOTES:   The purpose of this schedule is to show the potential value of your phantom stock units for the years shown above assuming you continue to work for Avondale for each year shown and assuming Avondale grows at a 5% or 10% rate per year. However, the actual value of your phantom stock units will depend on the actual growth rate achieved by Avondale and the date your employment by Avondale terminates.

The annual payment shown in the example above has been calculated as a ten year annuity assuming (a) your employment by Avondale terminates at age 65, (b) Avondale grows at a 5% or 10% rate per year and (c) the one year Treasury Bill rate in effect at the time you reach age 65 is 8.5%.

                                PROJECTED VALUE
                             OF PHANTOM STOCK UNIT
                              AT SEPTEMBER 1, 1992


EBDLIT:            FY 1992 - PROJECTED                                     $ 88,615,469

                   FY 1991                                                   27,572,548

                   3rd qtr '90                                               17,492,754

                   4th qtr '90                                               12,876,433
                                                                           ------------
Ten quarters ended 8/28/92                                                  146,557,204

Annualizing Factor                                                                 2.50
                                                                           ------------
Average Annual EBDLIT                                                        58,622,882

Phantom Stock Multiple                                                             5.00
                                                                           ------------
                                                                            293,114,408

Plus Cash (at May 29, 1992)                                                   8,208,214

Less Debt (at May 29, 1992)                                                 (49,800,000)
                                                                           ------------
Phantom Stock Base                                                          251,522,622

% of Base per Unit                                                                0.002%
                                                                           ------------
Estimated Value of Phantom Stock Unit                                      $      5,030
                                                                           ============

                             AVONDALE MILLS, INC.

ASSOCIATE:                                                       FELKER, STEPHEN
PHANTOM STOCK UNITS:                                                        100
ESTIMATED VALUE ON SEPTEMBER 1, 1989:                                  $484,470

================================================================================

VESTING AND POTENTIAL VALUE:

                                                                           VALUE OF UNITS
                                                                   -----------------------------
                                                   %                    IF 5%            IF 10%
                  YEAR               AGE         VESTED                GROWTH            GROWTH
                --------------------------------------------------------------------------------
                1990                 39            0%                  484,470           484,470
                1991                 40            5%                  508,694           532,917
                1992                 41           10%                  534,128           586,209
                1993                 42           15%                  560,835           644,830
                1994                 43           20%                  588,876           709,313
                1995                 44           25%                  618,320           780,244
                1996                 45           30%                  649,236           858,268
                1997                 46           35%                  681,698           944,095
                1998                 47           40%                  715,783         1,038,505
                1999                 48           45%                  751,572         1,142,355
                2000                 49           50%                  789,151         1,256,591
                2001                 50           55%                  828,608         1,382,250
                2002                 51           60%                  870,039         1,520,475
                2003                 52           65%                  913,541         1,672,522
                2004                 53           70%                  959,218         1,839,774
                2005                 54           75%                11007,179         2,023,752
                2006                 55           80%                1,057,537         2,226,127
                2007                 56           85%                1,110,414         2,448,740
                2008                 57           90%                1,165,935         2,693,614
                2009                 58           95%                1,224,232         2,962,975
                2010                 59          100%                1,285,443         3,259,273
                2011                 60          100%                1,349,716         3,585,200
                2012                 61          100%                1,417,201         3,943,720
                2013                 62          100%                1,488,061         4,338,092
                2014                 63          100%                1,562,464         4,771,901
                2015                 64          100%                1,640,588         5,249,091
                2016                 65          100%                1,722,617         5,774,000

               ANNUAL PAYMENT:
               10 YEAR ANNUITY 0 8.5%                                  241,972           811,062



================================================================================

NOTES: The purpose of this schedule is to show the potential value of your phantom stock units for the years shown above assuming you continue to work for Avondale for each year shown and assuming Avondale grows at a 5% or 10% rate per year. However, the actual value of your phantom stock units will depend on the actual growth rate achieved by Avondale and the date your employment by Avondale terminates.

The annual payment shown in the example above has been calculated as a ten year annuity assuming (a) your employment by Avondale terminates at age 65, (b) Avondale grows at a 5% or 10% rate per year and (c) the one year Treasury
Bill rate in effect at the time you reach age 65 is 8.5%.

                                ESTIMATED VALUE
                             OF PHANTOM STOCK UNIT
                              AT SEPTEMBER 1, 1989



EBDLIT:

        FY 1987 (3rd & 4th qtr)                                                              $ 41,769,030
        FY 1988                                                                                72,449,443
        FY 1989                                                                                58,200,711
                                                                                             ------------
        Total - 10 qtrs                                                                       172,419,154
        Annualizing Factor                                                                            2.5
                                                                                             ------------
        Annualized EBDLIT                                                                      68,967,674

Valuation Multiple                                                                                      5
                                                                                             ------------
EBDLIT X 5                                                                                    344,838,370

Balance Sheet Adjustments

        Cash                                                                                    2,321,691
        Debt                                                                                 (104,925,000)
                                                                                             ------------
Estimated Company Value                                                                       242,235,061


% Company Value Per Unit                                                                            0.002%
                                                                                             ------------
Estimated Value of Phantom Stock Unit                                                        $      4,845
                                                                                             ============